EXHIBIT 2.2

                                                               EXECUTION VERSION

                               SPLIT-OFF AGREEMENT


           THE SPLIT-OFF AGREEMENT (this "Agreement") is made and entered into this 28th day of September, 2004, by and between CCP Worldwide, Inc., a Delaware corporation ("Seller"), David R. Allison ("Purchaser"), Custom Craft Packaging, Inc., a North Carolina corporation ("Custom Craft"), and Dyadic International, Inc., a Florida corporation ("Dyadic").

                                R E C I T A L S:

           A. Seller is the owner of all of the issued and outstanding capital stock of Custom Craft. Custom Craft is the sole operating subsidiary of Seller. Seller has no other businesses or operations.

           B. Contemporaneous with the execution of this Agreement, Seller, Dyadic and a newly-formed, wholly-owned Florida subsidiary of Seller, CCP Acquisition Corp. ("Mergeco"), have entered into an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") pursuant to which Mergeco will merge with and into Dyadic, with Dyadic being the survivor (the "Merger"), and the stockholders of Dyadic will receive shares of common stock in Seller in exchange for their shares of common stock in Dyadic.

           C. The execution of this Agreement is required by Dyadic as a condition to its execution of the Merger Agreement. The consummation of the purchase and sale transaction contemplated by this Agreement is also a condition to the completion of the Merger pursuant to the Merger Agreement. Seller has represented to Dyadic in the Merger Agreement that the purchase and sale transaction contemplated by this Agreement will be consummated in connection with the Merger, and Dyadic is relying on such representation in entering into the Merger Agreement.

           D. Purchaser desires to purchase the Shares (as defined in Section 1.1) from Seller, and to assume, as between Seller and Purchaser, all responsibilities for any debts, obligations and liabilities of Custom Craft, on the terms and subject to the conditions specified in this Agreement.

           E. Seller desires to sell and transfer the Shares to the Purchaser, on the terms and subject to the conditions specified in this Agreement.

           NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


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I.         PURCHASE AND SALE OF STOCK.

           1.1 Purchased Shares. Subject to the terms and conditions provided below, Seller shall sell and transfer to Purchaser and Purchaser shall purchase from Seller, on the Closing Date (as defined in Section 1.3), all the issued and outstanding shares of capital stock of Custom Craft (the "Shares").

           1.2 Purchase Price. The purchase price for the Shares shall be the transfer and delivery by Purchaser to Seller of all of the shares of common stock of Seller that Purchaser owns, which Purchaser represents consists of 3,000,000 shares (the "Purchase Price Shares"), deliverable as provided in
Section 2.2.

           1.3 Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place simultaneously with the closing of the Merger. The date on which the Closing occurs shall be referred to herein as the Closing Date (the "Closing Date").

II.        CLOSING.

           2.1 Transfer of Shares. At the Closing, Seller shall deliver to Purchaser the certificates representing all the Shares, duly endorsed to Purchaser, which said delivery shall vest Purchaser with good and marketable title to all issued and outstanding shares of capital stock of Custom Craft, free and clear of all liens and encumbrances.

           2.2 Payment of Purchase Price. At the Closing, Purchaser shall deliver to Seller the certificates representing the Purchase Price Shares duly endorsed to Seller, which said delivery shall vest Seller with good and marketable title to the Purchase Price Shares, free and clear of all liens and encumbrances.

           2.3 Transfer of Records. At the Closing or as soon as practical thereafter, Seller shall arrange for transfer to Custom Craft all existing corporate books and records in Seller's possession relating to Custom Craft and its business, including but not limited to all agreements, litigation files, real estate files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and Custom Craft, only copies of such documents need be furnished. At the Closing or as soon as practical thereafter, Purchaser and Custom Craft shall transfer to Seller all existing corporate books and records in the possession of Purchaser or Custom Craft relating to Seller, including but not limited to all corporate minute books, stock ledgers, certificates and corporate seals of Seller and all agreements, litigation files, real property files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and Custom Craft or its business, only copies of such documents need be furnished.


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III.       PURCHASER'S  AND  CUSTOM  CRAFT'S   REPRESENTATIONS  AND  WARRANTIES.
Purchaser and Custom Craft, jointly and severally, represent and warrant to Seller and Dyadic that:

           3.1        Organization   and  Good  Standing.   Custom  Craft  is  a
corporation that has been duly incorporated and is validly existing and in good standing under the laws of the State of North Carolina.

           3.2 Capacity and Enforceability. Purchaser has the capacity to execute and deliver this Agreement and the documents to be executed and delivered by Purchaser at the Closing pursuant to the purchase and sale transaction contemplated hereby. This Agreement and all such documents constitute valid and binding agreements of Purchaser, enforceable in accordance with their terms. The execution and delivery by Custom Craft of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transaction contemplated hereby, and performance in accordance the terms thereof, have been duly authorized by Custom Craft. This Agreement and all such documents constitute the valid and binding agreements of Custom Craft, enforceable in accordance with their terms.

           3.3 Compliance. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Purchaser or Custom Craft will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Purchaser or Custom Craft is a party or by which Purchaser or Custom Craft is bound.

           3.4 Purchase for Investment. Purchaser is financially able to bear the economic risks of acquiring an interest in Custom Craft and the other transactions contemplated hereby and has no need for liquidity in this investment. Purchaser has such knowledge and experience in financial and business matters in general and with respect to businesses of a nature similar to the business of Custom Craft so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. Purchaser is acquiring the Shares solely for his own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from such registration is available. Purchaser has (i) received all the information he has deemed necessary to make an informed investment decision with respect to an acquisition of the Shares; (ii) has had an opportunity to make such investigation as he has desired pertaining to Custom Craft and the acquisition of an interest therein and to verify the information which is, and has been, made available to him; and (iii) has had the opportunity to ask questions of Seller concerning Custom Craft. Purchaser acknowledges that Purchaser is the senior member of management of Seller and Custom Craft and, as such, has actual knowledge of the business, operations and financial affairs of Custom Craft. Purchaser has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Purchaser realizes that the Shares are "restricted securities" as that term is defined in SEC Rule 144, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Purchaser understands that any resale of the Shares


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by him must be registered  under the Securities  Act (and any  applicable  state securities law) or be effected in circumstances that, in the opinion of counsel for Custom Craft at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Purchaser acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). THE COMPANY SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS AS A PRECONDITION TO ANY SUCH TRANSFER.

           Purchaser understands that the Shares are being sold to him pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and that the Seller is relying upon the representations made herein as one of the bases for claiming the Section 4(2) exemption. In the event the Shares or any portion thereof are subsequently transferred, Purchaser agrees to execute, deliver and file all such papers, documents and instruments as may be required by the Securities Exchange Commission ("SEC") and any state securities commission to qualify the transfer for an exemption from registration under the Securities Act, or any applicable state securities laws, respectively, to the extent that such papers, documents and instruments may be necessary or appropriate for such transfer. Purchaser agrees to furnish Custom Craft and Seller with a copy of all such papers, documents and instruments, and, in addition, will furnish Custom Craft and Seller with any other information that Custom Craft or Seller may reasonably require to ensure that no subsequent transfer or disposition of the Shares is in violation of the Securities Act or any applicable state securities laws. For purposes hereof, the term resale includes any transfer for value including the mortgage, pledge, or hypothecation of such Shares.

           3.5 WARN Act. Custom Craft does not have a sufficient number of employees to make it subject to the Worker Adjustment and Retraining Notification Act ("WARN Act").

           3.6 Liabilities. Following the Closing, Seller will have no liability for any debts, liabilities or obligations of Custom Craft or its business or activities, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to Custom Craft or its business and that may survive the Closing. Seller has no employees.


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


           3.7 Title to Purchase Price Shares. Purchaser is the sole record and beneficial owner of the Purchase Price Shares. At Closing, Purchaser will have good and marketable title to the Purchase Price Shares, which Purchase Price Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens, and encumbrances and any restrictions or limitations prohibiting or restricting transfer to Seller, except for restrictions on transfer as contemplated by applicable securities laws.

           3.8        Representations   in  Merger   Agreement.   Custom   Craft
represents and warrants that all of the representations and warranties by Seller, insofar as they relate to Custom Craft, contained in the Merger Agreement are true and correct.

IV.        SELLER'S  REPRESENTATIONS  AND  WARRANTIES.   Seller  represents  and
warrants to Purchaser that:

           4.1 Organization and Good Standing. Seller is a corporation that has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

           4.2 Authority and Enforceability. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms thereof, have been duly authorized by Seller and all such documents constitute the valid and binding agreements of Seller enforceable in accordance with their terms.

           4.3 Title to Shares. Seller is the sole record and beneficial owner of the Shares. At Closing, Seller will have good and marketable title to the Shares, which Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Purchaser, except for restrictions on transfer as contemplated by Section 3.4 above. The Shares constitute all of the issued and outstanding shares of capital stock of Custom Craft.

V. OBLIGATIONS OF PURCHASER PENDING CLOSING. Purchaser and Custom Craft, jointly and severally, covenant and agree that between the date hereof and the
Closing:

           5.1 Business as Usual. Custom Craft shall operate in accordance with past practices and shall use best efforts to preserve its goodwill and the goodwill of its employees, customers and others having business dealings with Custom Craft. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, Custom Craft shall (a) make all normal and customary repairs to its equipment, assets and facilities,
(b) keep in force all insurance, (c) preserve in full force and effect all material franchises, licenses, contracts and real property interests and comply in all material respects with all laws and regulations, (d) collect all accounts receivable and pay all trade creditors in the ordinary course of business at intervals historically experienced, and (e) preserve and maintain Custom Craft's assets in their current operating condition and repair, ordinary wear and tear excepted. Custom Craft shall not (i) amend, terminate or surrender any material franchise, license, contract or real property interest, or (ii) sell or dispose of any of its assets except in the ordinary course of business. Neither Custom Craft nor Purchaser shall take or omit to take any action that results in Seller incurring any liability or obligation prior to or in connection with the Closing.


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


           5.2 Not Impair Performance. Purchaser and Custom Craft shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by any party herein not to be true, correct and accurate as of the Closing, or in any way impairing the ability of Seller to satisfy its obligations as provided in
Article VI.

           5.3 Assist Performance. Purchaser and Custom Craft shall exercise their reasonable best efforts to cause to be fulfilled those conditions precedent to Seller's obligations to consummate the transactions contemplated hereby, as well as any conditions to the consummation of the Merger contained in the Merger Agreement, which are dependent upon actions of Purchaser or Custom Craft and to make and/or obtain any necessary filings and consents in order to consummate the sale transaction contemplated by this Agreement. Purchaser shall cause Custom Craft to comply with its obligations under this Agreement.

           5.4 Access. Prior to the Closing, Purchaser shall use his reasonable best efforts to cause Custom Craft to, and Custom Craft shall, permit the authorized representatives of Dyadic to have reasonable access to the properties, records and documents related to Custom Craft and its business and furnish to Dyadic such financial records and other documents with respect to Custom Craft's operations and business as Dyadic shall reasonably request.

VI. OBLIGATIONS OF SELLER PENDING CLOSING. Seller covenants and agrees that between the date hereof and the Closing:

           6.1 Business as Usual. Seller shall not take any intentional action that prevents Custom Craft from satisfying its covenants set forth in
Section 5.1 above.

           6.2 Not Impair Performance. Seller shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by any party herein not to be materially true, correct and accurate as of the Closing, or in any way impairing the ability of Purchaser to satisfy his obligations as provided in Article V.

           6.3 Assist Performance. Seller shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Purchaser's obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller and to work with Purchaser to make and/or obtain any necessary filings and consents.


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VII.       SELLER'S CONDITIONS  PRECEDENT TO CLOSING.  The obligations of Seller to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any or all of which may be waived by Seller and Dyadic in writing):

           7.1 Representations and Warranties, Performance. All representations and warranties of Purchaser and Custom Craft contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing. Purchaser and Custom Craft shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Purchaser and Custom Craft at or prior to the Closing.

           7.2 Bring-Down Certificate of Purchaser. Purchaser and Custom Craft shall deliver to Seller at Closing a certificate signed by Purchaser and an authorized officer of Custom Craft dated the Closing Date: (i) certifying that Purchaser and Custom Craft have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Purchaser or Custom Craft at or prior to the Closing; and (ii) certifying that all representations and warranties made by Purchaser and Custom Craft in this Agreement are true and correct, in all material respects, as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date.

           7.3 Additional Documents. Purchaser and Custom Craft shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of their obligations hereunder.

           7.4        Releases by Purchaser and Custom Craft.

                      (a) Purchaser. At the Closing, Purchaser shall execute and deliver to Seller and Dyadic a general release which in substance and effect releases Seller and Dyadic from any and all liabilities and obligations that Seller and Dyadic may owe to Purchaser in any capacity and from any and all claims that Purchaser may have against Seller, Dyadic, or their respective officers, directors, stockholders, employees and agents (other than those arising pursuant to this Agreement or any document delivered in connection with this Agreement).

                      (b) Custom Craft. At the Closing, Custom Craft shall execute and deliver to Seller and Dyadic a general release which in substance and effect releases Seller and Dyadic from any and all liabilities and obligations that Seller and Dyadic may owe to Custom Craft in any capacity and from any and all claims that Custom Craft may have against Seller, Dyadic, or their respective officers, directors, stockholders, employees and agents (other than those arising pursuant to this Agreement or any document delivered in connection with this Agreement).


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           7.5        Resignation of Purchaser. At the Closing,  Purchaser shall deliver to Seller his  resignation  as an officer and  director of Seller,  said
resignation  to  be  effective   immediately   upon  the   consummation  of  the
transactions contemplated by this Agreement.

           7.6 Consummation of Merger. The consummation of the Merger shall have occurred simultaneously with the Closing.

VIII. PURCHASER'S CONDITIONS PRECEDENT TO CLOSING. The obligations of Purchaser to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any and all of which may be waived by Purchaser and Dyadic in writing):

           8.1 Representations and Warranties, Performance. All representations and warranties of Seller contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing. Seller shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by them at or prior to the Closing.

           8.2 Delivery of Books and Records. At the Closing, Seller shall deliver to Purchaser all corporate books and records of Custom Craft, including any minutes, stock certificate stubs, stock transfer ledgers, and seals.

           8.3 Certificates of Seller. Seller shall deliver or cause to be delivered to Purchaser at Closing:

                      (a)  Good  Standing.   Certificate  of  good  standing  in
           Delaware for Seller, dated within 20 days of the Closing Date.

                      (b) Bring-Down. A certificate signed by an authorized officer of Seller, dated as of the Closing Date: (i) certifying that Seller has performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Seller at or prior to the Closing; and (ii) certifying that all representations and warranties made by Seller in this Agreement are true and correct, in all material respects, as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date.

           8.4 Release by Seller. At the Closing, Seller shall execute and deliver to Purchaser a general release which in substance and effect releases Custom Craft from any and all liabilities and obligations that Custom Craft may owe to Seller and from any and all claims that Seller may have against Custom Craft, its officers, directors, stockholders, employees and agents (other than those arising pursuant to this Agreement or any document delivered in connection with this Agreement).

           8.5 Consummation of Merger. The consummation of the Merger shall have occurred simultaneously with the Closing.


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IX.        OTHER AGREEMENTS.

           9.1 Expenses. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

           9.2 Confidentiality. The parties hereto shall not make any public announcements concerning this transaction other than in accordance with mutual agreement reached prior to any such announcement(s) and other than as may be required by applicable law. If for any reason the transactions contemplated hereby are not consummated, then Purchaser shall return any information received by Purchaser from Seller, and Purchaser shall cause all confidential information obtained by Purchaser concerning Custom Craft and its business to be treated as such.

           9.3 Brokers' Fees. No party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.

           9.4        Access to Information Post-Closing; Cooperation.

                      (a) Following the Closing, Purchaser and Custom Craft shall afford to Seller and its authorized accountants, counsel, and other designated representatives reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within the possession or control of Purchaser or Custom Craft insofar as such access is reasonably required by Seller. Information may be requested under this Section 9.4(a) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records of Custom Craft existing at the Closing Date shall be destroyed by Purchaser or Custom Craft after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Seller at least 30 days prior written notice, during which time Seller shall have the right to examine and to remove any such files, books and records prior to their destruction.

                      (b) Following  the Closing,  Seller shall afford to Custom
           Craft and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) duplicating rights during normal business hours to Information within Seller's possession or control relating to the business of Custom Craft. Information may be requested under this Section 9.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of Custom Craft existing at the Closing Date shall be destroyed by Seller after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Purchaser at least 30 days prior written notice, during which time Purchaser shall have the right to examine and to remove any such files, books and records prior to their destruction.

                      (c) At all times following the Closing, Seller, Purchaser and Custom Craft shall use reasonable efforts to make available to the other party on written request, the current and former officers, directors, employees and agents of Seller or Custom Craft for any of the purposes set forth in Section 9.4(a) or (b) above or as witnesses to the extent that such persons may be reasonably be required in connection with any legal, administrative or other proceedings in which Seller or Custom Craft may from time to be involved.

                      (d) The party to whom any Information or witnesses are provided under this Section 9.4 shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred in providing such Information or witnesses.

                      (e) Seller, Purchaser, Custom Craft and their respective employees and agents shall each hold in strict confidence all Information concerning the other party in their possession or furnished by the other or the other's representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party's own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party), and each party shall not release or disclose such Information to any other person, except such party's auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons with whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

                      (f) Seller, Purchaser and Custom Craft shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

           9.5        Guarantees, Surety Bonds and Letter of Credit Obligations.
In the event that Seller is obligated for any debts, obligations or liabilities of Custom Craft by virtue of any outstanding guarantee, performance or surety bond or letter of credit provided or arranged by Seller on or prior to the Closing Date, Purchaser and Custom Craft shall use best efforts to cause to be issued replacements of such bonds, letters of credit and guarantees and to obtain any amendments, novations, releases and approvals necessary to release and discharge fully Seller from any liability thereunder following the Closing. Purchaser and Custom Craft, jointly and severally, shall be responsible for, and shall indemnify, hold harmless and defend Seller from and against, any costs or losses incurred by Seller arising from such bonds, letters of credits and guarantees and any liabilities arising therefrom and shall reimburse Seller for any payments that Seller may be required to pay pursuant to enforcement of its obligations relating to such bonds, letters of credit and guarantees.

           9.6 Filings and Consents. Purchaser and Custom Craft, at their risk, shall determine what, if any, filings and consents must be made and/or obtained prior to Closing to consummate the purchase and sale of the Shares. Purchaser and Custom Craft, jointly and severally, shall indemnify the Seller Indemnified Parties against any Losses incurred by any Seller Indemnified Parties by virtue of the failure to make and/or obtain any such filings or consents. Recognizing that the failure to make and/or obtain any filings or consents may cause Seller to incur Losses or otherwise adversely affect Seller, Purchaser and Custom Craft confirm that the provisions of this Section 9.6 will not limit Seller's right to treat such failure as the failure of a condition precedent to Seller's obligation to close pursuant to Article VII above.

           9.7 Insurance. Purchaser acknowledges that on the Closing Date, effective as of the Closing, all insurance coverage and bonds provided by Seller for Custom Craft, and all certificates of insurance evidencing that Custom Craft maintains any required insurance by virtue of insurance provided by Seller, will terminate with respect to any insured damages resulting from matters occurring subsequent to Closing.

           9.8        Agreements Regarding Taxes.

                      (a) Tax Sharing Agreements. Any tax sharing agreement between Seller and Custom Craft is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

                      (b) Returns for Periods Through the Closing Date. Seller will include the income and loss of Custom Craft (including any deferred income triggered into income by Reg. ss.1.1502-13 and any excess loss accounts taken into income under Reg. ss.1.1502-19) on Seller's consolidated federal income tax returns for all periods
           through  the  Closing   Date  and  pay  any  federal   income   taxes
           attributable to such income. Seller and Custom Craft agree to allocate income, gain, loss, deductions and credits between the period up to Closing (the "Pre-Closing Period") and the period after Closing (the "Post-Closing Period") based on a closing of the books of Custom Craft and both Seller and Custom Craft agree not to make an election under Reg. ss.1.1502-76(b)(2)(ii) to ratably allocate the year's items of income, gain, loss, deduction and credit. Seller, Custom Craft and Purchaser agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Purchaser's purchase of the Shares on Custom Craft's tax returns to the extent permitted by Reg. ss.1.1502-76(b)(1)(ii)(B). Purchaser agrees to indemnify Seller for any additional tax owed by Seller (including tax owned by Seller due to this indemnification payment) resulting from any transaction engaged in by Custom Craft not in the ordinary course of business occurring on the Closing Date after Purchaser's purchase of the Shares. Custom Craft will furnish tax information to Seller for inclusion in Seller's consolidated federal income tax return for the period which includes the Closing Date in accordance with Custom Craft's past custom and practice.

                      (c) Audits. Seller will allow Custom Craft and its counsel to participate at Custom Craft's expense in any audits of Seller's consolidated federal income tax returns to the extent that such audit raises issues that relate to and increase the tax liability of Custom Craft. Seller shall have the absolute right, in its sole discretion, to engage professionals and direct the representation of Seller in connection with any such audit and the resolution thereof, without receiving the consent of Purchaser or Custom Craft or any other party acting on behalf of Purchaser or Custom Craft, provided that Seller will not settle any such audit in a manner which would materially adversely affect Custom Craft after the Closing Date unless such settlement would be reasonable in the case of a person that owned Custom Craft both before and after the Closing Date. In the event that after Closing any tax authority informs the Purchaser or Custom Craft of any notice of proposed audit, claim, assessment, or other dispute concerning an amount of taxes which pertain to the Seller, or to Custom Craft during the period prior to Closing, Purchaser or Custom Craft must promptly notify the Seller of the same within 15 calendar days of the date of the notice from the tax authority. In the event Purchaser or Custom Craft does not notify the Seller within such 15 day period, Purchaser and Custom Craft, jointly and severally, will indemnify the Seller for any incremental interest, penalty or other assessments resulting from the delay in giving notice. To the extent of any conflict or inconsistency, the provisions of this Section 9.8 shall control over the provisions of
           Section 11.2 below.

                      (d) Cooperation on Tax Matters. Purchaser, Seller and Custom Craft shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Custom Craft shall
           (i) retain all books and records with respect to tax matters pertinent to Custom Craft relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Seller so requests, Purchaser agrees to cause Custom Craft to allow Seller to take possession of such books and records.

           9.9 ERISA Agreement. Effective as of the Closing Date, Custom Craft shall terminate its participation in, and withdraw from, all employee benefit plans sponsored by Seller, and Seller and Purchaser shall cooperate fully in such termination and withdrawal. Without limitation, Custom Craft shall be solely responsible for (i) all liabilities under those employee benefit plans notwithstanding any status as an employee benefit plan sponsored by Seller, and
(ii) all liabilities for the payment of vacation pay, severance benefits, and similar obligations, including, without limitation, amounts which are accrued but unpaid as of the Closing Date with respect thereto. Purchaser and Custom Craft acknowledge that Custom Craft is solely responsible for providing continuation health coverage, as required under the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), to each person, if any, participating in an employee benefit plan subject to COBRA with respect to such employee benefit plan as of the Closing Date, including, without limitation, any person whose employment with Custom Craft is terminated after the Closing Date.

X.         TERMINATION.

           10.1 This Agreement may be terminated at, or at any time prior to, the Closing:

                      (a) by mutual written consent of Seller, Purchaser and Dyadic;

                      (b) by Seller or Purchaser if the Closing has not occurred by November 5, 2004; or

                      (c) the Seller or Purchaser if the Merger Agreement is abandoned or terminated without the Merger occurring.

If this Agreement is terminated as provided herein, it shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party except to pay such expenses as are required of such party.

XI.        INDEMNIFICATION.

           11.1 Indemnification by Purchaser. Purchaser and Custom Craft, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless Seller, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Seller, the "Seller Indemnified Parties") at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, "Losses"), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Purchaser and Custom Craft set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement (including any other agreement of Purchaser and Custom Craft to indemnify Seller set forth in this Agreement) on the part of Purchaser or Custom Craft under this Agreement, (iii) any debt, liability or obligation of Custom Craft, (iv) the conduct and operations of the business of Custom Craft whether before or after Closing, (v) claims asserted against Custom Craft whether before or after Closing, or (vi) any federal or state income tax payable by Seller and attributable to the transaction contemplated by this Agreement.

           11.2       Third-Party Claims.

                      (a) Defense. If any claim or liability (a "Third-Party Claim") should be asserted against any of the Seller Indemnified
           Parties (the "Indemnitee") by a third party after the Closing for which Purchaser and Custom Craft have an indemnification obligation under the terms of Section 11.1, then the Indemnitee shall notify Purchaser and Custom Craft (the "Indemnitor") within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a "Claim Notice") and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Claim. The expenses (including reasonable attorneys' fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and any decision to settle such Third-Party Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided on subsection (b) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

                      (b) Failure To Defend. If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

           11.3 Non-Third-Party Claims. Upon discovery of any claim for which Purchaser and Custom Craft have an indemnification obligation under the terms of Section 11.1 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Purchaser and Custom Craft of such claim and, in any case, shall give Purchaser and Custom Craft such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Purchaser and Custom Craft shall not excuse Purchaser or Custom Craft from any indemnification liability except to the extent that Purchaser or Custom Craft is materially and adversely prejudiced by such failure.

           11.4       Temporal Limitation.  Except as otherwise provided in this
Section 11.4, all representations and warranties made by Purchaser, Custom Craft and Seller in connection with this Agreement shall survive the Closing. Anything in this Agreement to the contrary notwithstanding, the liability of all
Indemnitors under this Article XI shall terminate on the fourth (4th) anniversary of the Closing Date, except with respect to (a) liability for any item as to which, prior to the fourth (4th) anniversary of the Closing Date, any Indemnitee shall have asserted a Claim in writing, which Claim shall identify its basis with reasonable specificity, in which case the liability for such Claim shall continue until it shall have been finally settled, decided or adjudicated, (b) liability of any party for Losses for which such party has an indemnification obligation, incurred as a result of such party's breach of any covenant or agreement to be performed by such party after the Closing, (c) liability of Purchaser and Custom Craft for Losses incurred by a Seller Indemnified Party due to breaches of their representations and warranties in
Article III of this Agreement, and (d) liability of Purchaser and Custom Craft for Losses arising out of Third-Party Claims for which Purchaser and Custom Craft have an indemnification obligation, which liability shall survive until the statute of limitation applicable to any third party's right to assert a Third-Party Claim bars assertion of such claim.

XII.       MISCELLANEOUS.

           12.1 Notices. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:

                      (a)        If to Seller, addressed to:

                                 (Prior to Closing)
                                 CCP Worldwide, Inc.
                                 6040-A Six Forks Road, Suite 179
                                 Raleigh, North Carolina  27609

                                 (After Closing)
                                 Dyadic International, Inc.
                                 (formerly known as CCP Worldwide, Inc.)
                                 140 Intracoastal Pointe Dr., Suite 404
                                 Jupiter, Florida  33477-5094
                                 Attention:  Mr. Mark Emalfarb,  CEO

                      With a copy to:

                                 (Prior to Closing)
                                 Gottbetter & Partners
                                 488 Madison Avenue, 12th Floor
                                 New York, New York  10022
                                 Attention:  Adam S. Gottbetter, Esq.

                                 (After Closing)
                                 Jenkens & Gilchrist, a Professional Corporation 225 West Washington, Suite 2600
                                 Chicago, Illinois  60606
                                 Attention:  Robert I. Schwimmer, Esq.

                      (b)        If to Purchaser or Custom Craft, addressed to:

                                 Mr. David R. Allison
                                 Custom Craft Packaging, Inc.
                                 6040-A Six Forks Road,  Suite 179
                                 Raleigh,  North Carolina 27609

                      With  a  copy  to  (which  shall  not  constitute   notice
           hereunder):

                                 Gottbetter & Partners
                                 488 Madison Avenue, 12th Floor
                                 New York, New York  10022
                                 Attention:  Adam S. Gottbetter, Esq.

                      (c)        If to Dyadic, addressed to:

                                 Dyadic International, Inc.
                                 140 Intracoastal Pointe Dr., Suite 404
                                 Jupiter, Florida  33477-5094
                                 Attention:  Mr. Mark Emalfarb,  CEO

                      With  a  copy  to  (which  shall  not  constitute   notice
           hereunder):

                                 Jenkens & Gilchrist, a Professional Corporation 225 West Washington, Suite 2600
                                 Chicago, Illinois  60606
                                 Attention:  Robert I. Schwimmer, Esq.

or to such other  address as any party  hereto  shall  specify  pursuant to this
Section 12.1 from time to time.

           12.2 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

           12.3 Time. Time is of the essence with respect to this Agreement.

           12.4 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

           12.5 Further Acts. Seller, Purchaser and Custom Craft shall execute any and all documents and perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement. 12.6 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto, including Dyadic. No provisions of this Agreement or any rights hereunder may be waived by any party without the prior written consent of Dyadic.

           12.7 Assignment. No party may assign his or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

           12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts or choice of laws thereof.

           12.9 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

           12.10 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

           12.11 Specific Performance; Remedies. Each of Seller, Purchaser and Custom Craft acknowledges and agrees that Dyadic would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Seller, Purchaser and Custom Craft agrees that Dyadic will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to
Section 12.12, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies. Seller, Purchaser and Custom Craft acknowledge that they are familiar with the terms of the Merger Agreement, that a breach of this Agreement by any of them may result in the inability of one or more of the parties to the Merger Agreement to consummate the Merger or the Private Placement Offering (as defined in the Merger Agreement) or the election by one or more of the parties to the Merger Agreement not to consummate the Merger or the Private Placement Offering, and that any damages of Dyadic arising from such failure to consummate the Merger or Private Placement Offering are foreseeable damages resulting from the breach of this Agreement.

           12.12      Submission to Jurisdiction; Process Agent; No Jury Trial.

                      (a) Each party to the Agreement hereby submits to the jurisdiction of any state or federal court sitting in the Palm Beach County, Florida, in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

                      (b) EACH PARTY TO THE AGREEMENT HEREBY AGREES TO WAIVE HIS OR HER RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

           12.13 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." The words "this Agreement," "herein," "hereof," "hereby,"

"hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.


                      [SIGNATURES FOLLOW ON THE NEXT PAGE]

           IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of each of the parties as of the date first above written.


                                             CCP WORLDWIDE, INC.


                                             By: /s/ David R. Allison
                                                --------------------------------
                                             Name: David R. Allison
                                                  ------------------------------
                                             Title: President & CEO
                                                   -----------------------------


                                             /s/ David R. Allison
                                             -----------------------------------
                                             DAVID R. ALLISON, INDIVIDUALLY



                                             DYADIC INTERNATIONAL, INC.


                                             By: /s/ Mark A. Emalfarb
                                                --------------------------------
                                             Name: Mark A. Emalfarb
                                                  ------------------------------
                                             Title: President
                                                   -----------------------------



                                             CUSTOM CRAFT PACKAGING, INC.


                                             By: /s/ David R. Allison
                                                --------------------------------
                                             Name: David R. Allison
                                                  ------------------------------
                                             Title: President & CEO
                                                   -----------------------------